Exhibit 4.10

JOINDER TO LOAN DOCUMENTS

This Joinder to Loan Documents (this “Joinder”) is made as of  December 20, 2011 by and among:

SALLY HOLDINGS LLC, a Delaware limited liability company, BEAUTY SYSTEMS GROUP, LLC, a Delaware limited liability company, and SALLY BEAUTY SUPPLY, LLC, a Delaware limited liability company (collectively, the “Domestic Borrowers”);

BEAUTY SYSTEMS GROUP (CANADA), INC., a New Brunswick corporation (the “Canadian Borrower”),

SBH FINANCE B.V., a private limited liability company, incorporated under the laws of the Netherlands (the “Foreign Borrower” and, collectively with the Domestic Borrowers and the Canadian Borrower, the “Existing Borrowers”);

The GUARANTORS party to the Credit Agreement set forth on Schedule II annexed hereto (collectively, the “Existing Guarantors” and, together with the Existing Borrowers, the “Existing Loan Parties”);

SALLY BEAUTY HOLDINGS, INC., a Delaware corporation, and SALLY INVESTMENT HOLDINGS LLC, a Delaware limited liability company, each having an office at 3001 Colorado Boulevard, Denton, Texas 76210 (collectively, the “New Guarantors”, and each individually, a “New Guarantor”); and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and for the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) to the Credit Agreement (as defined below);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A.            Reference is made to a certain Credit Agreement dated as of November 12, 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, (i) the Existing Borrowers, (ii) the Existing Guarantors, (iii) the Administrative Agent, (iv) the Collateral Agent, and (v) the Lenders party thereto (the “Lenders”).  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B.            The Existing Loan Parties have informed the Administrative Agent that they wish to cause each New Guarantor to become a party to, and bound by the terms of, the Credit Agreement and the other Loan Documents, in the same capacity and to the same extent as the Existing Guarantors thereunder.  Each undersigned New Guarantor is executing this Joinder in accordance with the requirements of the Credit Agreement to become a Guarantor thereunder.

C.            Each Guarantor, including the New Guarantors, acknowledges that it is an integral part of a consolidated enterprise and that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement, from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the L/C Issuer.  In order for the New Guarantors to become party to the Credit Agreement and certain of the other Loan Documents as provided herein, the New Guarantors and the Existing Loan Parties are required to execute this Joinder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.                                       Joinder and Assumption of Obligations.  Effective as of the date of this Joinder:

a.                                       Each New Guarantor hereby:

i.                                          Joins in the execution of, and becomes a party to, the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents to which the Existing Guarantors are a party.

ii.                                       Assumes and agrees to perform all applicable duties and Obligations of a Loan Party under the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents to which the Existing Guarantors are a party.

b.                                      Without in any manner limiting the generality of clause (a) above, each New Guarantor hereby covenants and agrees that:

i.                                          New Guarantor shall be bound by all covenants (other than covenants which specifically relate solely to an earlier date), agreements, liabilities and acknowledgments of a Guarantor under the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents to which the Existing Guarantors are a party, in each case, with the same force and effect as if such New Guarantor was a signatory thereto and was expressly named therein;

ii.                                       To secure the payment and performance of all of the Secured Obligations and all renewals, extensions, restructurings and refinancings thereof, New Guarantor hereby pledges and grants, subject to existing licenses to use the Intellectual

Property Collateral granted by such Grantor in the ordinary course of business, to the Collateral Agent for its benefit and for the benefit of the other Domestic Credit Parties, a lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under the Collateral; and

iii.                                    Each New Guarantor authorizes the Administrative Agent to prepare and file such UCC financing statements as the Administrative Agent may deem appropriate in order to perfect the security interests to be granted pursuant to the Credit Agreement and certain related Loan Documents.  Without limiting the foregoing, such filings may describe the collateral covered thereby as “All assets of the Debtor, wherever located, whether now owned or hereafter acquired or arising” (or words of similar effect).

3.                                       Representations and Warranties.  Each New Guarantor hereby makes all representations, warranties, and covenants set forth in the Credit Agreement, the Facility Guaranty, the Security Documents and each of the other Loan Documents as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date).  To the extent that any changes in any representations, warranties, and covenants require any amendments to the Schedules to the Credit Agreement or any of the other Loan Documents, such Schedules are hereby updated, as evidenced by any supplemental Schedules (if any) annexed to this Joinder.

4.                                       Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral granted by any Loan Party.

5.                                       Conditions Precedent to Effectiveness.  This Joinder shall not be effective until the following conditions precedent have each been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.                                       This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Administrative Agent.

b.                                      All action on the part of the New Guarantors and the other Loan Parties necessary for the valid execution, delivery and performance by the New Guarantors of this Joinder and all other documentation, instruments, and agreements required to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.                                       Each New Guarantor shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

i.                                          Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

ii.                                       A certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the Credit Agreement and the other Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents.

iii.                                    Execution and delivery by each New Guarantor of such other documents, agreements and certificates as the Administrative Agent and the Collateral Agent may reasonably require, including, but not limited to, a perfection certificate.

d.                                      The Administrative Agent shall have received all documents and instruments required by law or requested by the Administrative Agent or the Collateral Agent to create or perfect the first priority Lien (subject only to Permitted Encumbrances having priority by operation of applicable Law) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded or other arrangements reasonably satisfactory to the Administrative Agent.

e.                                       The Loan Parties shall have executed and delivered to the Administrative Agent such additional documents, instruments, and agreements related to this Joinder and the transactions contemplated hereunder as the Administrative Agent may reasonably request.

6.                                       Miscellaneous.

a.                                       This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.                                      This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.                                       Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

d.                                      The Loan Parties shall pay all Credit Party Expenses of the Administrative Agent and the Secured Parties, including, without limitation, all such Credit Party Expenses incurred in connection with the preparation, negotiation, execution and delivery of this Joinder in accordance with the terms of the Credit Agreement.

e.                                       THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

[SIGNATURE PAGES FOLLOW]

                IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW GUARANTORS

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Mark Flaherty
	Name:	Mark Flaherty
	Title:	SVP & CFO

SALLY INVESTMENT HOLDINGS LLC

By:	/s/ Mark Flaherty
	Name:	Mark Flaherty
	Title:	SVP & CFO

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Potter
	Name:	Matthew Potter
	Title:	Vice President

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Potter
	Name:	Matthew Potter
	Title:	Vice President

Signature Page to Joinder to Loan Documents

Acknowledged and Agreed:

THE ENTITIES LISTED ON SCHEDULE I HERETO,
as Existing Borrowers

By:	/s/ Mark Flaherty
Name:	Mark Flaherty
Title:	SVP & CFO

THE ENTITIES LISTED ON SCHEDULE II HERETO,
as Existing Guarantors

By:	/s/ Mark Flaherty
Name:	Mark Flaherty
Title:	SVP & CFO

Signature Page to Joinder to Loan Documents

SCHEDULE I

Existing Borrowers

SALLY HOLDING LLC

BEAUTY SYSTEMS GROUP LLC

SALLY BEAUTY SUPPLY LLC

BEAUTY SYSTEMS GROUP (CANADA), INC.

SBH FINANCE BV

Schedule I to Joinder to Loan Documents

SCHEDULE II

Existing Guarantors

Name of Loan Party	Type of Loan Party
Aerial Company, Inc.	Guarantor
Armstrong McCall Holdings, Inc.	Guarantor
Armstrong McCall Management, L.C.	Guarantor
Armstrong McCall Holdings, L.L.C.	Guarantor
Armstrong McCall, L.P.	Guarantor
Arnold’s, Inc.	Guarantor
Beauty Holding LLC	Guarantor
Beauty Systems Group (Canada), Inc.	Foreign Guarantor
Canadian Guarantor
Beyond the Zone, Inc.	Guarantor
Brentwood Beauty Laboratories International, Inc.	Guarantor
Coloresse, Inc.	Guarantor
Design Lengths, Inc.	Guarantor
Diorama Services Company, LLC	Guarantor
Energy of Beauty, Inc.	Guarantor
Esthetician Services, Inc.	Guarantor
Femme Couture International, Inc.	Guarantor
For Perms Only, Inc.	Guarantor
Generic Value Products, Inc.	Guarantor
High Intensity Products, Inc.	Guarantor
Innovations — Successful Salon Services	Guarantor
Ion Professional Products, Inc.	Guarantor
Land of Dreams, Inc.	Guarantor
Miracle Lane, Inc.	Guarantor
Nail Life, Inc.	Guarantor
Neka Salon Supply, Inc.	Guarantor
New Image Professional Products, Inc.	Guarantor
Power IQ, Inc.	Guarantor
Procare Laboratories, Inc.	Guarantor
Sally Beauty Distribution of Ohio, Inc.	Guarantor
Sally Beauty Distribution LLC	Guarantor
Sally Beauty International Finance LLC	Guarantor
Sally Capital Inc.	Guarantor
Salon Success International, LLC	Guarantor
Satin Strands, Inc.	Guarantor
SBH Finance B.V.	Canadian Guarantor

Schedule II to Joinder to Loan Documents

Schoeneman Beauty Supply, Inc.	Guarantor
Sexy U Products, Inc.	Guarantor
Silk Elements, Inc.	Guarantor
Soren Enterprises, Inc.	Guarantor
Tanwise, Inc.	Guarantor
Venique, Inc.	Guarantor

Schedule II to Joinder to Loan Documents